As filed with the Securities and Exchange Commission on December 22, 2009
Registration No. 333-39003

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INTERMEC, INC.
(Exact name of registrant as specified in its charter)

Delaware	95-4647021
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6001 36th Avenue West Everett, Washington	98203-1264
(Address of Principal Executive Offices)	(Zip Code)

INTERMEC, INC. EMPLOYEE STOCK PURCHASE PLAN
(FORMERLY, UNOVA, INC. EMPLOYEE STOCK PURCHASE PLAN)
(Full title of the plan)

Janis L. Harwell
Intermec, Inc.
6001 36th Avenue West
Everett, Washington  98203-1264
(Name and address of agent for service)

(425) 348-2600
(Telephone number, including area code, of agent for service)

Copy to:

J. Sue Morgan
Perkins Coie LLP
1201 Third Avenue, 48th Floor
Seattle, Washington  98101-3099
(206) 359-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company filer ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

Intermec, Inc. (the "Registrant") is filing this post-effective amendment to deregister certain of the securities originally registered pursuant to the Registration Statement on Form S-8 (File No. 333-39003), filed with the Securities and Exchange Commission on October 29, 1997 (the "Registration Statement") with respect to 5,000,000 shares of the Registrant's common stock, par value $0.01 per share (the "Common Stock"), registered for issuance under the Registrant's Employee Stock Purchase Plan (the "Prior ESPP").

On May 23, 2008, the Registrant's stockholders approved the Registrant's 2008 Employee Stock Purchase Plan (the "2008 ESPP"). The 2008 ESPP became effective July 1, 2008 and as of that date the Prior ESPP expired and no additional shares will be issued under that plan. Accordingly, the Registrant hereby deregisters 537,038 shares of the Registrant's Common Stock previously registered on the Registration Statement that have not been and will not be issued under the Prior ESPP.

Item 8. Exhibits.

Exhibit Number	Description of Document

24.1+	Power of Attorney (see signature page)

+	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Everett, State of Washington, on December 22, 2009.

Intermec, Inc.

By: /s/ Robert J. Driessnack
Name: Robert J. Driessnack
Title: Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Patrick J. Byrne, Janis L. Harwell and Mary Brodd, or any of them, as his or her attorneys-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments to the Registration Statement or to this Post-Effective Amendment No. 1 to the Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated below on December 22, 2009.

Signature	Title

/s/ Patrick J. Byrne	Chief Executive Officer, President and
Patrick J. Byrne	Director (Principal Executive Officer)

/s/ Robert J. Driessnack	Senior Vice President and Chief Financial Officer
Robert J. Driessnack	(Principal Financial Officer and Principal Accounting Officer)

/s/ Allen J. Lauer	Director and Chairman of the Board
Allen J. Lauer

/s/ Eric J. Draut	Director
Eric J. Draut

/s/ Gregory K. Hinckley	Director
Gregory K. Hinckley

/s/ Lydia H. Kennard	Director
Lydia H. Kennard

/s/ Stephen P. Reynolds	Director
Stephen P. Reynolds

/s/ Stephen B. Sample	Director
Stephen B. Sample

/s/ Oren G. Shaffer	Director
Oren G. Shaffer

/s/ Larry D. Yost	Director
Larry D. Yost

EXHIBIT INDEX

Exhibit Number	Description of Document

24.1+	Power of Attorney (see signature page)

+	Filed herewith.